EXHIBIT 99.1

Information Regarding Joint Filers

Designated Filer of Form 4: J. Travis Hain

Item 2. Date of Event Requiring Statement: April 7, 2005

Item 4. Issuer Name and Ticker Symbol: Celanese Corporation (CE)
Designated Filer:	Ownership Form	Nature of Indirect Beneficial Ownership
J. Travis Hain 100 North Tryon Street Bank of America Plaza Charlotte, NC 28255	Indirect	Indirect 100% Owner of Reported Shares, as director of BACM I Sidecar GP Limited
Joint Filers:
BA Capital Investors Sidecar Fund, L.P. 100 North Tryon Street Bank of America Plaza Charlotte, NC 28255	Direct
BA Capital Management Sidecar, L.P. 100 North Tryon Street Bank of America Plaza Charlotte, NC 28255	Indirect	Indirect 100% Owner of Reported Shares, as general partner of BA Capital Investors Sidecar Fund, L.P.
BACM I Sidecar GP Limited 100 North Tryon Street Bank of America Plaza Charlotte, NC 28255	Indirect	Indirect 100% Owner of Reported Shares, as general partner of BA Capital Management Sidecar, L.P.

SIGNATURES

BA CAPITAL INVESTORS SIDECAR FUND, L.P. Dated: April 7, 2005

By: BA Capital Management Sidecar, L.P., its general partner

By: BACM I Sidecar GP Limited, its general partner

By: /s/ J. Travis Hain
Name: J. Travis Hain
Title: Director

BA CAPITAL MANAGEMENT SIDECAR, L.P. Dated: April 7, 2005

By: BACM I Sidecar GP Limited, its general partner

By: /s/ J. Travis Hain
Name: J. Travis Hain
Title: Director

BACM I SIDECAR GP LIMITED Dated: April 7, 2005

By: /s/ J. Travis Hain
Name: J. Travis Hain
Title: Director